EXHIBIT 99.1

Supplemental Termination Agreement

between Closed Joint Stock Company “CTC Network”

and Closed Joint Stock Company “Company TSV” (Video International Group)

dated as of September 1, 2010

Agreement

To Agency Contract No. KT-1/0707/C-25-400/07 of 11 July 2007 (hereinafter — «Agency Contract»)

Moscow	01 September 2010

Closed joint-stock company “CTC Network” (OGRN 1027700151852), hereinafter «Principal», represented by attorney-in-fact Leontieva O.G., acting upon power of attorney No. 358 issued on March 26, 2010 on one hand, and Closed joint-stock company “Company TSV” (OGRN 5077746859757) hereinafter “Agent”, represented by General director Vasyliev S.A., acting according to the Charter on the other hand,

hereinafter jointly called “Parties”, have concluded the present Agreement (further “Agreement”) to the Agency Contract regarding the following:

Terms used in this Agreement have the same meaning given to them in the Agency Contract.

1. Parties have agreed to terminate the Agency Contract effective as of January 1, 2011.

Thereby Principal, effective as of January 1, 2011, cancels its assignment given to the Agent to conduct on its own behalf, but at the expenses of the Principal, legal and all other actions regarding sales of the advertising placement services rendered by Principal.

For that reason the Agent has no rights to conduct legal and other actions intended for sale of services related to advertising placement from the above mentioned date.

2. As of January 1, 2011 there may be unaccomplished mutual settlements between the Agent and clients under agreements that were concluded before January 1, 2011 in the performance of Agency Contract, as well as between the Agent and the Principal, that shall be reflected in the settlement act as of December 31, 2010.

Taking into account the aforesaid the Parties have agreed to the following:

2.1. In case as of the aforementioned date there will be payment arrears for advertising placement services according to the contracts concluded by the Agent and clients, the Agent having received such indebtedness from the clients shall return it in the full amount to the Principal within the time period specified in art. 4.4, 4.7 of the Agency Contract.

2.2. In case as of the aforementioned date there will be contracts concluded by the Agent and clients and according to which advance payments were made by the clients for advertising placement services and such payments were transferred by the Agent to the Principal’s accounts, but such services were not rendered by the Principal (unearned advanced payments), the Principal shall upon the request of the Agent and within the time period stated in such request transfer the full sum of such unearned advanced payment to the Agent so it could be transferred to the client.

2.3. In case as of the aforementioned date there will be indebtedness of the Principal to pay the Agent’s remuneration, the Principal shall repay such indebtedness not later than February 20, 2011.

2.4. In case as of the aforementioned date advanced payment of the Agent’s remuneration has been made, the Agent shall return the sum of such advanced payment not later than February 20, 2011.

The abovementioned settlements shall be made until they are settled in full; the fact of their payment shall be reflected by the Parties in the settlement act for the reporting period.

Thereby the obligations of the Parties under the Agency Contract shall be fully terminated from the moment when the final settlements stated above have been made.

3. The Parties have agreed in principle to continue cooperation starting from January 1, 2011 based on a new agreement, which will provide for the granting of nonexclusive rights to specialized software and its technical support, as well as the rendering of accompanying consulting services, taking into account that the recipient of the software and services shall be Closed joint-stock company “CTC”, or any other entity authorized by Closed joint-stock company “CTC” to sell advertising placement services.

4. The present Agreement is an integral part of the Agency Contract. All other matters that are not contemplated by the present Agreement, shall be governed by the provisions of the Agency Contract and Amendments to it.

5. The present Agreement comes into force on the date it is signed by the Parties.

6. The present Agreement is made in two originals having the same legal power, one original for each Party.

SIGNATURES AND SEALS OF THE PARTIES:

Principal	Agent

(Leontieva O.G.)	(Vasyliev S.A.)